Exhibit 4.5

DISCOVER FINANCIAL SERVICES

6.450% RATE SENIOR NOTE

REGISTERED	$[ ]
No. Fixed- [ ]	CUSIP: [ ]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

DISCOVER FINANCIAL SERVICES

6.450% SENIOR NOTE DUE 2017

INTEREST RATE: 6.450%	ORIGINAL ISSUE DATE: June 12, 2007	MATURITY DATE: June 12, 2017

INTEREST PAYMENT DATES:	INTEREST ACCRUAL DATE:	REPAYMENT AT OPTION OF HOLDER:

Each June 12 and December 12, commencing [ ].		Yes, only as described herein

INTEREST PAYMENT PERIOD:	TAX REDEMPTION AND PAYMENT OF ADDITIONAL AMOUNTS:	MINIMUM DENOMINATIONS:

Semiannually	Yes	$2,000 and integral multiples of $1,000 in excess thereof

DISCOVER FINANCIAL SERVICES, a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of $[            ] on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment semiannually in arrears on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, as defined below, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the June 1 and December 1 immediately preceding such Interest Payment Date (whether or not a Business Day) (each such date, a “Record Date”); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Payment of the principal of and premium, if any, and interest on this Note due at maturity (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED: [ ], 200[7]	DISCOVER FINANCIAL SERVICES

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Senior Indenture.

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Officer

[Signature Page to Fixed Rate Note]

[FORM OF REVERSE OF SECURITY]

This Note is one of the duly authorized debt securities of the Issuer of a series designated as the 6.450% Senior Notes due 2017 (the “Notes”). The Notes are issuable under a Senior Indenture, dated as of June 12, 2007, between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the “Senior Indenture”), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed U.S. Bank National Association, at its corporate trust office in The City of New York, as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to this Note. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

This Note will not be subject to any sinking fund.

Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

This Note may be redeemed, in whole or in part, at the Issuer’s option at any time at a make-whole redemption price equal to (A) the greater of (i) 100% of the principal amount of the portion of this Note to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such portion to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points, as calculated by the Premium Calculation Agent (as defined below); plus (B) accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“Treasury Rate” means, with respect to any redemption date (A) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (B) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.

The Issuer will mail a notice of redemption to DTC, as Holder of the Note, by first-class mail at least 10 and not more than 30 days prior to the date fixed for redemption in such notice. Unless the Issuer defaults on payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. If fewer than all of the Notes are to be redeemed, the Trustee will select, not more than 30 days (or such other indicated period) prior to the redemption date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called for redemption by such method as the Trustee deems fair and appropriate.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Premium Calculation Agent as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes to be redeemed.

“Comparable Treasury Price” means, with respect to a redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Premium Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Premium Calculation Agent” means Morgan Stanley & Co. Incorporated, or if that firm is unwilling or unable to select the Comparable Treasury Issue, an investment banking institution of national standing appointed by the Trustee after consultation with the Issuer.

“Reference Treasury Dealer” means (1) Morgan Stanley & Co. Incorporated and its successors; provided, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) the Issuer will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Premium Calculation Agent after consultation with the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Premium Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Premium Calculation Agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The Issuer shall notify the Trustee of the redemption price promptly after the calculation thereof and such Trustee will have no responsibility for calculating the redemption price.

If a Change of Control Triggering Event (defined below) occurs, the Holder of this Note will have the right to require the Issuer to repurchase all or part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of this Note pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth herein (except to the extent of any part of this Note with respect to which the Issuer previously exercised its right to redeem (as described above)). In the Change of Control Offer, the Issuer shall offer payment in cash equal to 101% of the aggregate principal amount of this Note repurchased plus accrued and unpaid interest, if any, on the portion of this Note repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer shall mail a notice to the Holder of this Note describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase all or part of this Note on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by this Note and described in such notice. The Issuer shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of all or part of this Note as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Note, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Note by virtue of such conflicts.

On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (a) accept for payment all or part of this Note if it is properly tendered pursuant to the Change of Control Offer; (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all or part of this Note if it is properly tendered; and (c) deliver or cause to be delivered to the Trustee this Note properly accepted.

For purposes of the foregoing discussion of a repurchase at the option of Holders:

“Below Investment Grade Rating Event” means this Note is rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of this Note is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Issuer or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s voting stock; or (3) commencing after the distribution of the Issuer’s common stock to the stockholders of Morgan Stanley, the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who (1) was a member of such Board of Directors on the date of the issuance of this Note; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by vote of the Board of Directors or by approval of the Issuer’s stockholders after receipt of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P and the equivalent investment grade credit rating from any additional rating agency selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate this Note or fails to make a rating of this Note publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a resolution of its Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

This Note may be redeemed at the option of the Issuer, as a whole but not in part, upon giving not less than 10 days’ nor more than 30 days’ notice to the Holders, and upon reasonable notice, in advance of such notice to the Holders, to the Trustee, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, to the date selected by the Issuer for such redemption if, as a result of (a) any change in, or amendment to, the laws or any regulations or rulings promulgated thereunder of the United States or of any political subdivision or taxing authority of or in the United States affecting taxation, or (b) any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the Original Issue Date, with respect to any payment due or to become due under the Notes or this Indenture, the Issuer is, or on the next Interest Payment Date would be, required to pay Additional Amounts (as defined below), and such requirement cannot be avoided by the taking of reasonable measures by the Issuer; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

Prior to the mailing of any notice of redemption of this Note pursuant hereto, the Issuer will deliver to the Trustee not more than 90 days before a redemption date (a) an Officers’ Certificate stating that such change or amendment as discussed above has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by the Issuer taking reasonable measures available to it; and (b) an Opinion of Counsel or an opinion of a tax consultant, in either case of recognized standing with respect to tax matters of (i) the United States of America or any political subdivision thereof or any authority therein or thereof having the power to tax, (ii) any jurisdiction in which the Issuer (including any successor entity) is then incorporated, engaged in business or resident for tax purposes or any political subdivision thereof or therein having the power to tax or (iii) any jurisdiction by or through which payment is made, stating that the requirement to pay such Additional Amounts results from such change or amendment. The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders. Any Notes that are redeemed will be cancelled.

The Issuer will, subject to the exceptions and limitations set forth below, pay to a Holder of any Note, as additional interest, such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment by the Issuer or a paying agent of the principal of and interest on this Note and any other amounts payable on this Note after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed or levied by the United States or any political subdivision or taxing authority thereof or therein will not be less than the amount provided for in this Note to be then due and payable under this Note.

However, the obligation to pay Additional Amounts shall not apply (a) to any present or future tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of the Holder, if the Holder is an estate, a trust, a partnership, a limited liability company or a corporation) and the United States and its possessions, including, without limitation, the Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident of the United States or being or having been engaged in a trade or business or present in the United States or having, or having had, a permanent establishment in the United States, or (ii) the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (b) to any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property tax or any similar tax, assessment or governmental charge; (c) to any tax, assessment or other governmental charge imposed by reason of the Holder’s past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization; (d) to any tax, assessment or other governmental charge that is imposed other than by withholding or deduction from payments on or in respect of any Note; (e) to any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of that Note, if compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from the tax, assessment or other governmental charge; (f) to any tax, assessment or other governmental charge imposed by reason of the Holder’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; (g) to any tax, assessment or other governmental charge that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; (h) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of the principal of, or interest on any Note, if such tax, assessment or other governmental charge results from the presentation of any Note for payment and the payment can be made without such withholding or deduction by the presentation of this Note for payment by at least one other paying agent; or (i) in the case of any combination of the forgoing items.

Additional Amounts will also not be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company, or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to that fiduciary, a member of that partnership, an interest Holder of that limited liability company, or a beneficial owner who, in each case, would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in denominations of U.S. $2,000 and any integral multiple of U.S. $1,000 in excess thereof.

The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

The Senior Indenture provides that if an Event of Default (as defined in the Senior Indenture) applicable to the debt securities of any series shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of such series and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the Holders of a majority in aggregate principal amount of the debt securities of such series then outstanding.

The Issuer is permitted, at any time, to discharge (“defease”) all of its obligations under this Note, other than those as to transfers and exchanges of this Note. The Issuer may be released with respect to any outstanding Note from the obligations imposed by the covenants described herein limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an Event of Default or a default (“covenant defeasance”). Defeasance or covenant defeasance may be effected only if, among other things (a) the Issuer irrevocably deposits with the Trustee cash sufficient or trust funds in an amount certified to be sufficient, or a combination of the above, to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding Notes being defeased; (b) the Issuer delivers to the Trustee an opinion of counsel to the effect that (i) the Holders of Notes being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and (ii) the defeasance or covenant defeasance will not otherwise alter those Holders’ U.S. federal income tax treatment of principal and interest payments on the Notes being defeased.

The Senior Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of Securities of any series issued under the Senior Indenture then outstanding and affected, to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of such series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding Security affected thereby, (a) extend the final maturity of any such Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or impair or affect the rights of any Holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of Securities the consent of the Holders of which is required for any such supplemental indenture.

Except as described below, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the Senior Indenture.

If (i) The Depository Trust Company (“DTC”), as depositary for the Notes, notifies the Issuer that it is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Issuer in its sole discretion determines that the Global Notes (on whole but not in part) should be exchanged for individual Notes and delivers a written notice to such effect to the Trustee or (iii) an Event of Default specified in Section 5.01(e) or 5.01(f) of the Indenture shall have occurred and be continuing with respect to the Notes, then, upon surrender by DTC of the Global Note, Notes in certificated form will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Note. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Principal of, premium (if any) and interest on this Note will be payable, and this Note may be exchanged or transferred, at the office or agency maintained by the Issuer for such purpose (which initially will be the corporate trust office of the Trustee). Payment of principal of, premium (if any) and interest on Notes in global form will be made in immediately available funds to DTC’s nominee as the registered Holder of such global notes. If this Note is no longer represented by a global Note, payment of interest on the Notes in certificated form may, at the Issuer’s option, be made by check mailed directly to Holders at their registered addresses.

So long as the Notes are represented by one or more global Notes, transfers of beneficial interests in such global Notes will be effected under DTC’s procedures and will be settled in same-day funds. If the Notes are no longer represented by global Notes, a Holder may transfer or exchange Notes in certificated form at the same location given in the preceding paragraph. The Issuer is not required to transfer or exchange any Note selected for redemption or for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

The Issuer will not be required to (a) register the transfer of or exchange any Note if the Holder has exercised the Holder’s right, if any, to require the Issuer to repurchase the Note, in whole or in part, except the portion of the Note not required to be repurchased, (b) register the transfer of or exchange Notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or (c) register the transfer of or exchange any registered Note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered Note being redeemed in part.

No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of Notes.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:
Name:

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Change of Control Payment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:                     ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):                     .

Dated:
Name:

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.